EXHIBIT 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-128691 on Form S-8 of Franklin Resources, Inc. of our report dated March 26, 2015 appearing in this Annual Report on Form 11-K of Franklin Templeton 401(k) Retirement Plan for the year ended September 30, 2014.

/s/ Crowe Horwath LLP
Sacramento, California
March 26, 2015